UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2014 (November 6, 2014)

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On November 6, 2014, the Board of Directors (“Board”) of Furmanite Corporation (the “Company”) appointed Joseph E. Milliron to serve as the Company’s next Chief Executive Officer (“CEO”) effective January 1, 2015, succeeding Charles R. Cox, who will retire on December 31, 2014, as previously reported. Mr. Milliron, currently President and Chief Operating Officer (“COO”) of Furmanite Corporation, will continue to serve as President upon assuming the role of CEO, but will relinquish the title of COO, a position which the Company does not intend to fill at this time. Information on Mr. Milliron’s compensation arrangements are set forth in the Company’s proxy statement on Schedule 14A for its 2014 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on March 27, 2014, and such information is hereby incorporated by reference into this Current Report on Form 8-K.

Mr. Milliron, age 60, has over 35 years of experience, both domestic and international, in industrial contracting services. He joined the Company in 2005 as COO of the technical services business unit. He was promoted to Executive Vice President and COO of the Company in 2007 and then to President and COO in 2009. Before joining Furmanite, Mr. Milliron was CEO, President and a Director at CooperHeat-MQS, Inc., an international industrial services company, from 1999 to 2004, after serving in various management positions there from 1991 to 1999.

There are no current or proposed transactions between the Company and Mr. Milliron or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.
The Company issued a press release announcing the appointment of Mr. Milliron to CEO, which is attached as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release dated November 7, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: November 7, 2014	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 7, 2014